                                                                  EXHIBIT 99.B9c


                       TRANSFER AGENT SERVICING AGREEMENT


        THIS AGREEMENT is made and entered into on this 2nd day of March, 1998, by and between The Olstein Funds, a business trust organized under the laws of the State of Delaware (hereinafter referred to as the "Trust") on behalf of any of its separate series as described in Exhibit A to this Agreement (each such series is hereafter referred to as a "Fund" and collectively as the "Funds") and Firstar Trust Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as the "Agent").


        WHEREAS, the Trust is an open-ended management investment company which is registered under the Investment Company Act of 1940 (as amended, the "1940 Act"); and

        WHEREAS, the Agent is a trust company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers;

        NOW, THEREFORE, the Trust and the Agent do mutually promise and agree as follows:

1.      TERMS OF APPOINTMENT; DUTIES OF THE AGENT

        Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints the Agent to act as transfer agent and dividend disbursing agent.

        The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

        A. Receive and process orders for the purchase of shares of the Funds received in good order and issue and credit shareholder accounts with the appropriate number of certified or uncertified shares. Receive payments by check, Fed wire, or through Automated Clearing House ("ACH") processing. Prepare and process daily deposit or delivery of payment and proper supporting documentation to the Trust's custodian.

        B. Establish shareholder accounts with appropriate demographic data, information regarding participation in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.) and information regarding tax I.D. certification or non-resident alien records, including backup withholding. Make changes to shareholder accounts to reflect changes in demographic data or participation in plans.

        C. Maintain valid and appropriate participation with the National Securities Clearing Corporation ("NSCC") and provide access to NSCC's Fund/Serv System for the Funds as agreed from time-to-time with the Trust.

        D. Produce shareholder lists and ad hoc reports for proxy solicitations or as requested by Trust management, including lists of linked accounts within Funds or across multiple funds to facilitate combined statements, or lists of accounts linked by social security number, last name and/or address to facilitate household mailings.

        E. Create and produce mailing labels for regular, periodic or special mailings to shareholders or households.

        F. Receive and process redemption requests received in good order by mail, telephone or other proper method, including automated processing of systematic withdrawal transactions on a monthly basis. Deliver appropriate redemption documentation to the Trust's custodian.

        G. Administer distribution of redemption proceeds, in coordination with Trust's custodian, by check, Fed Wire or ACH processing.

        H. Process transfers of shares in accordance with the shareowner's instructions;

        I. Process exchanges between Funds within the same family of Funds upon request by mail, telephone, or other proper method;

        J. Issue and/or cancel certificates as instructed; replace lost, stolen, or destroyed certificates upon receipt of satisfactory indemnification or surety bond;

        K. Prepare and transmit payments for dividends and distributions declared by the Trust by providing automated processing of dividend and capital gains payments with daily, monthly, quarterly, or annual distributions. Payment options will include reinvestment, directed payment to another Fund, or cash via mail, Fed Wire or ACH.

        L. Record the issuance of shares of the Trust and maintain, pursuant to Securities Exchange Act of 1934 Rule 17ad-10(e), a record of the total number of shares of the Trust which are authorized, issued, and outstanding;

        M. Prepare shareholder meeting lists and, if applicable, mail, receive, and tabulate proxies;

        N. Provide toll-free telephone lines and sufficient personnel to answer shareholder calls. Telephone representatives should provide routine account information; respond to requests for information regarding transaction details including direct and wire purchases, redemptions, exchanges, transfers, systematic withdrawals, or purchases, Fund SERV, or wire order trades; assist in problem solving; and process telephone transactions.

        O. Provide silent monitoring of telephone representatives to ensure quality of customer service and record and maintain tape recordings of all shareholder calls for a six-month period.

        P. Customer inquiries or problems communicated by mail, telephone, or other proper method should be researched by Agent personnel in a reasonably prompt manner and any difficulties should be reported to the Trust. Such inquiries/problems may include shareholder account information, historical account information, stop payments on checks, transaction details or lost certificates.

        Q. Prepare and mail laser printed confirmations and/or account statements for all purchases, redemptions and other confirmable transactions on a monthly basis, or as requested by the Trust. Shareholder account statements should show beginning and ending share price and account value and daily activity including dividends and distributions, with share price and transaction amounts.

        R. Mail prospectuses (with statements or confirmations if requested), prospectus stickers or supplements, statements of additional information and shareholder reports to current shareholders, as requested by the Trust.

        S. Provide appropriate transfer agency services to facilitate Fund-sponsored IRA and SEP-IRA plans using Firstar Trust Company as custodian, as well as Fund-sponsored qualified retirement plans (such as 401(k) and 403(b) plans).

        T. Prepare and file U.S. Treasury Department forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

        U. Provide a Blue Sky System which will enable the Trust to monitor the total number of Fund shares sold in each state. In addition, the Trust shall identify to the Agent in writing those transactions and assets to be treated as exempt from the Blue Sky reporting to the Trust for each state. The responsibility of the Agent for the Trust's Blue Sky state registration status is solely limited to the initial compliance by the Trust and the reporting of such transactions to the Trust.

2.     COMPENSATION

       The Trust agrees to pay the Agent for performance of the duties listed in this Agreement; the fees and out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention, mailing, insertion, programming, labels, shareholder lists and proxy expenses.

       These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Trust and the Agent.

       The Trust agrees to pay all fees and reimbursable expenses within ten
(10) business days following the mailing of the billing notice.

3.     REPRESENTATIONS OF AGENT

       The Agent represents and warrants to the Trust that:

       A. It is a trust company duly organized, existing and in good standing under the laws of Wisconsin;

       B. It is a registered transfer agent under the Securities Exchange Act of 1934 as amended.

       C. It is duly qualified to carry on its business in the state of Wisconsin;

       D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

       E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement; and

       F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

       G. It will comply with all applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and any laws, rules, and regulations of governmental authorities having jurisdiction.

4.     REPRESENTATIONS OF THE TRUST

       The Trust represents and warrants to the Agent that:

       A. The Trust is an open-ended diversified investment company registered under the 1940 Act;

       B. The Trust is a business Trust organized, existing, and in good standing under the laws of the State of Delaware;

       C. The Trust is empowered under applicable laws and by its Agreement and Declaration of Trust and bylaws to enter into and perform this Agreement;

       D. All necessary proceedings required by the Agreement and Declaration of Trust have been taken to authorize it to enter into and perform this Agreement;

       E. The Trust will comply with all applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction; and

       F. A registration statement under the Securities Act of 1933 is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Trust being offered for sale.

5.     COVENANTS OF THE TRUST AND AGENT

       The Trust shall furnish the Agent a certified copy of the resolution of the Board of Trustees of the Trust authorizing the appointment of the Agent and the execution of this Agreement. The Trust shall provide to the Agent a copy of the Agreement and Declaration of Trust , bylaws of the T rust and all amendments.

        The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable and as required by the 1940 Act and related rules. To the extent required by Section 31 of the 1940 Act and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Trust on and in accordance with its request.

6.      INDEMNIFICATION; REMEDIES UPON BREACH

        The Agent shall exercise reasonable care in the performance of its duties under this Agreement. The Agent shall not be liable for any loss suffered by the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Agent's control, except a loss resulting from the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless the Agent from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Agent may sustain or incur or which may be asserted against the Agent by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to the Agent by any duly authorized officer of the Trust, such duly authorized officer to be included in a list of authorized officers furnished to the Agent and as amended from time to time in writing by resolution of the Board of Trustees of the Trust.

        Further, the Trust will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit as a result of the negligence of the Trust or the principal underwriter (unless contributed to by the Agent's breach of this Agreement or other Agreements between the Trust and the Agent, or the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonably believed by the Agent under a standard of care customarily used in the industry to have originated from the record owner of the subject shares; or as a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned, or executed by any person or persons authorized to sign, countersign, or execute the same.

        In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The Agent will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of the Agent. The Agent agrees that it shall, at all times, have reasonable contingency plans that are comparable to those employed by the financial services industry, with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

         Regardless of the above, the Agent reserves the right to reprocess and correct administrative errors at its own expense.

         In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Trust may be asked to indemnify or hold the Agent harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use all reasonable care to notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend the Agent against any claim which may be the subject of this indemnification. In the event that the Trust so elects, it will so notify the Agent and thereupon the Trust shall take over complete defense of the claim, and the Agent shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The Agent shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Agent except with the Trust's prior written consent.

         The Agent shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by the Agent as a result of the Agent's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

7.       CONFIDENTIALITY

         The Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and its shareholders and shall not be disclosed to any other party, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

8.       RECORDS

         The Agent shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Trust and as required by the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. The Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Trust and will be preserved, maintained, and made available with such section and rules of the 1940 Act and will be promptly surrendered to the Trust on and in accordance with its request.

9.       WISCONSIN LAW TO APPLY

         This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the state of Wisconsin.

10.    TERM, AMENDMENT, TERMINATION, ASSIGNMENT, AND NOTICE

       A. This Agreement shall be effective on the date above first written and, unless sooner terminated as provided herein, shall continue automatically to reflect for successive annual periods, provided that the continuance of the Agreement is approved by a majority of the Trustees of the Trust.

       B. This Agreement may be amended by the mutual written consent of the parties.

       C. This Agreement may be terminated upon ninety (90) day's written notice given by one party to the other.

       D. This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party. E. Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party. If to the agent, such notice should to be sent to:

                  Firstar Trust Company
                  615 East Michigan Street
                  Milwaukee, WI  53202

               If to the Trust, such notice should be sent to:

                  The Olstein Funds
                  4 Manhattanville Road
                  Purchase, NY  10577

       F. In the event that the Trust gives to the Agent its written intention to terminate and appoint a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.

       G. Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be paid by the Trust.



The Olstein Funds                                 Firstar Trust Company

Sign: /s/ Robert A. Olstein                 Sign: /s/ Joe Redwine
     ------------------------------              -------------------------------

Print: Robert A. Olstein                    Print: Joe Redwine
                                                  ------------------------------

Title: Chairman & President                 Title:
                                                  ------------------------------

Date: March 2, 1998                         Date: March 2, 1998
     ------------------------------              -------------------------------

Attest: Michael Luper                       Attest: Mary Klabunde
       ----------------------------                -----------------------------

================================================================================



                              FIRSTAR TRUST COMPANY
                              MUTUAL FUND SERVICES


                                  FEE SCHEDULES

                                       FOR

                                THE OLSTEIN FUNDS


================================================================================
     12.1.0                                                       FIRSTAR

                                                            Mutual Fund Services

================================================================================

                         SHAREHOLDER ACCOUNTING SERVICES

                                   LOAD FUNDS

                               ANNUAL FEE SCHEDULE


    o   $16.00 per shareholder account

    o Minimum annual fee of $24,000 for the first Fund and $10,000 for each additional Fund.

    o   Plus out-of-pocket expenses, including but not limited to:

           o    Telephone - toll-free lines

           o    Postage

           o    Programming

           o    Stationery/envelopes

           o    Mailing

           o    Insurance

           o    Proxies

           o    Retention of records

           o    Microfilm/fiche of records

           o    Special reports

           o    All other out-of-pocket expenses

           o    ACH fees

    o   Fees are billed monthly

================================================================================

      12.2.0                                                      FIRSTAR

                                                            Mutual Fund Services

================================================================================

                                SHAREHOLDER FEES
                             (CHARGED TO INVESTORS)

                                                                      Defined Contribution
                                                                       403(b)(7), 401(k)
                                                      IRA ACCOUNTS       PLAN ACCOUNTS
                                                      ------------       -------------
I.   Qualified Plan Fees

     Annual maintenance fee per account                $   12.50          $   12.50

     Transfer to successor trustee                         15.00              15.00

     Distribution to a participant (exclusive
     of systematic withdrawal plans)                       15.00              15.00

     Refund of excess contribution                         15.00              15.00

II.  Additional Shareholder Fees                                   AMOUNT
                                                                   ------
     Any outgoing wire                                            $10.00/wire
     (No charge for incoming wires)
     Telephone exchange                                            5.00/telephone exchange

     Return check fee                                              20.00/return check

     Stop payment fee (liquidation, dividend draft check           20.00/stop payment

     Research fee                                                  5.00/research item
        (For requested items of the second calendar
        year [or previous] to the request)

              These fees are subject to change upon notification by
                 Firstar Trust Company to the mutual fund client

================================================================================

    12.4.0                                                         FIRSTAR

                                                      Mutual Fund Services

================================================================================

                        SHAREHOLDER ACCOUNTING SERVICES
                      AUTOMATIC INVESTMENT PLAN PROCESSING

                                   ACH SERVICE



         o    Automatic Investment Plan

         o    Telephone Purchase, Liquidation

         o    EFT Payments of Dividends, Capital Gains, SWP's

         o    $125.00 per month per Fund group

                  o    $.50 per account set-up and/or change

                  o    $0.50 per item for AIP purchases

                  o    $0.35 per item for EFT payments, purchases

                  o    $3.50 per correction, reversal, or return item

         o    Fees are billed monthly



================================================================================

      12.6.0                                                       FIRSTAR